Exhibit 99.1

Caring Brands Secures Two New U.S. Patents Strengthening Hair Enzyme Booster Technology

Fort Pierce, FL (GLOBE NEWSWIRE – February 03, 2026) — Caring Brands Inc. (Nasdaq: CABR) today announced the issuance of two new United States patents covering proprietary methods and compositions designed to enhance enzymatic activity in hair follicles, further strengthening the Company’s intellectual property portfolio supporting its Hair Enzyme Booster product.

The newly issued patents, granted by the United States Patent and Trademark Office in January 2026, relate to technologies that increase sulfotransferase enzyme activity to improve the efficacy of topical hair loss treatments. These patents expand Caring Brands’ exclusive protection around mechanisms that are central to the Hair Enzyme Booster, which is currently generating revenue through direct sales in the United States and via international licensees. The newly granted patents support the Company’s ability to commercialize enzyme-based solutions that may improve treatment responsiveness in a broader patient population.

Dr. Glynn Wilson, Chief Executive Officer of Caring Brands Inc., said, “The issuance of these two patents represents an important milestone for Caring Brands and further validates the scientific foundation behind our Hair Enzyme Booster technology. Strengthening our intellectual property position in this area enhances our competitive moat and supports our long-term strategy of building a portfolio of differentiated, patented products in hair and skin health.”

Caring Brands continues to execute on its strategy of developing, protecting, and commercializing proprietary technologies with meaningful clinical and commercial potential. The Company expects to provide additional updates as it advances product development, expands distribution, and evaluates further opportunities to leverage its growing patent portfolio.

About Caring Brands

Caring Brands Inc. has a growing portfolio of unique, patented, and clinically validated products for skin and hair growth. The Company intends to launch a total of 5 products over the next 2 years in addition to in-licensing additional products. Management has a successful track record of strategic acquisitions, rapid product development, IP development and product licensing. Revenues from the sales of Hair Enzyme Booster for the treatment of hair loss, and Photocil for the treatment of psoriasis and vitiligo, are currently being generated by direct sales in the US and licensees in India. Additional product opportunities include CB-101 for the treatment of eczema, NoStingz, a sunscreen that prevents jellyfish stings.

Contact:

Brian S John
Chief Investment Officer
(561) 896-7616

Forward-Looking Statements

This communication contains forward-looking statements regarding Caring Brands, Inc., including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond our control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Caring Brands, Inc.. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Caring Brands, Inc. on its website or otherwise. Caring Brands, Inc. undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.